Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077



For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

                     Transaction Systems Architects Reports
                              Third Quarter Results

Highlights -
  o Revenue of $73.8 million, an increase of 6.2 percent
  o Operating income of $4.7 million; operating margin of 6.3 percent
  o Twelve month revenue backlog of $225.9 million
  o Operating cash flow of $11.5 million; cash balance of $100.9 million


(OMAHA, Neb.--July 29, 2003)--Transaction Systems Architects, Inc. (Nasdaq:
TSAI), a leading global provider of enterprise e-payments and e-commerce software, announced today that revenue for the third quarter of fiscal 2003 was $73.8 million, an increase of 6.2 percent over the third quarter of fiscal 2002. Net loss for the quarter was $1.9 million, or $.05 per diluted share. The operating results for the third quarter of fiscal 2003 reflect a goodwill impairment charge of $9.3 million, which is not tax deductible, relating to the 2001 acquisition of MessagingDirect. MessagingDirect provides the Company's secure document delivery technology.

For the third quarter of fiscal 2003, revenues were comprised of software license fees of $40.7 million, maintenance fees of $20.7 million and services fees of $12.4 million. The Company's recurring revenue was $43.7 million, or 59 percent of revenue, and non-recurring revenue was $30.1 million, or 41 percent of revenue. Recurring revenue consists of monthly license fees of $21.8 million, maintenance fees of $20.7 million and facilities management fees of $1.2 million. Operating income was $4.7 million with an operating margin of 6.3 percent. Operating cash flow was $11.5 million with a cash balance as of June 30, 2003 of $100.9 million.

The Company completed the third quarter of fiscal 2003 with $225.9 million in backlog, consisting of $164.3 million in recurring revenue backlog and $61.6 million in non-recurring revenue backlog. The Company defines recurring revenue backlog to be all monthly license fees, maintenance fees and facilities management fees specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within one year. The Company includes in its non-recurring revenue backlog all fees (other than recurring fees) specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within one year.

During the quarter, the Company added 23 new customers and brought its worldwide presence to 72 countries. For ACI Worldwide, the Company's largest business unit, new customer activity for the quarter included the following: six customers for BASE24(TM), three customers for ACI Proactive Risk Manager(TM), two Winpay24(TM) accounts and one customer for Net 24(TM). In addition to the new customers, ACI Worldwide licensed BASE24-es(TM) solutions to four existing customers during the quarter including BB&T Corporation, the 11th largest financial holding company in the U.S. Also, ACI Worldwide licensed capacity upgrades to 14 customers during the quarter. Insession Technologies, the Company's e-infrastructure business unit, added 11 new customers during the quarter.

 "In what continues to be a difficult environment, the Company generated revenue growth of 6.2 percent and improved its cash position to over $100 million," said Gregory D. Derkacht, President and CEO. "As we look forward, we will continue to invest in initiatives that we believe are strategic to the future growth of TSA. These key initiatives include our multi- platform solution - BASE24-es, our back office suite - ACI Payments Manager, and our fraud detection solution - ACI Proactive Risk Manager."

The Company will provide further details regarding its financial performance for the third quarter of fiscal 2003 in its scheduled teleconference to be held Tuesday, July 29, 2003 at 4:00 pm CDT. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/ir/ir.asp. The web cast will be archived for ten days after the teleconference at the same web address listed above.

About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,650 product systems in 72 countries on six continents.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements included in this press release include statements regarding (1) the Company's recurring and non-recurring backlog, and
(2) management of our business units in the future by, among other things, focusing on key growth initiatives. Actual results could differ materially from that contained in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the following:

  o The Company's calculation of backlog is based on customer contracts that exist on the date of the calculation. A number of factors may change after the date of calculation that could result in actual revenues being less than the amounts contained in backlog. The Company's customers may attempt to renegotiate or terminate their contracts due to a number of factors, including mergers, changes in their financial condition, or general changes in economic conditions in the customer's industry or geographic location, or the Company may experience delays in the development of products or services specified in customer contracts. Accordingly, there can be no assurance that contracts included in recurring or non-recurring revenue backlog will actually generate the specified revenues or that the actual revenues will be generated within the one-year period.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.

These cautionary statements and any other cautionary statements that may accompany such forward-looking statements, whether written or oral, expressly qualify all of the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release unless applicable securities laws require it to do so.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on January 13, 2003, the Company's Form 10-Q filed on February 13, 2003 and the Company's Form 10-Q filed on May 15, 2003.

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

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                      June 30,     September 30,
                                                        2003           2002
                                                     -----------   -------------
                                                     (Unaudited)
                                     ASSETS

Current assets:
  Cash and cash equivalents                          $  100,893     $   87,894
  Marketable securities                                   2,807          3,757
  Billed receivables, net                                43,479         35,755
  Accrued receivables                                     6,888         13,132
  Deferred income taxes, net                              9,657         17,554
  Other                                                   5,365          4,560
                                                     ----------     ----------
    Total current assets                                169,089        162,652

Property and equipment, net                              10,113         11,597
Software, net                                             2,684          5,609
Goodwill, net                                            46,457         55,947
Deferred income taxes, net                               25,615         27,546
Other                                                     2,391          3,168
                                                     ----------     ----------
    Total assets                                     $  256,349     $  266,519
                                                     ==========     ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of debt - financing agreements     $   16,721     $   18,444
  Accounts payable                                        6,946          7,348
  Accrued employee compensation                           8,680          7,583
  Accrued liabilities                                     9,116         11,494
  Income taxes payable                                    3,625          7,847
  Deferred revenue                                       68,830         59,598
  Other                                                     756            872
                                                     ----------     ----------
    Total current liabilities                           114,674        113,186

Debt - financing agreements                              12,498         24,866
Deferred revenue                                         20,014         23,860
Other                                                     1,472          1,749
                                                     ----------     ----------
    Total liabilities                                   148,658        163,661
                                                     ----------     ----------
Stockholders' equity:
  Class A Common Stock                                      183            183
  Treasury stock, at cost                               (35,258)       (35,258)
  Additional paid-in capital                            229,572        228,465
  Accumulated deficit                                   (78,715)       (83,927)
  Accumulated other comprehensive loss, net              (8,091)        (6,605)
                                                     ----------     ----------
    Total stockholders' equity                          107,691        102,858
                                                     ----------     ----------
    Total liabilities and stockholders' equity       $  256,349     $  266,519
                                                     ==========     ==========

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                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
           (unaudited and in thousands, except per share amounts)

                                        Three Months Ended              Nine Months Ended
                                             June 30,                        June 30,
                                    -------------------------       -------------------------
                                       2003           2002             2003           2002
                                    ----------     ----------       ----------     ----------
Revenues:
  Software license fees             $   40,717     $   38,706       $  110,214     $  119,152
  Maintenance fees                      20,675         18,175           58,740         55,656
  Services                              12,382         12,572           36,559         39,119
                                    ----------     ----------       ----------     ----------
    Total revenues                      73,774         69,453          205,513        213,927
                                    ----------     ----------       ----------     ----------

Expenses:
  Cost of software license fees          6,339          6,673           18,567         23,838
  Cost of maintenance and services      15,082         14,953           45,583         47,366
  Research and development               9,478          8,711           25,785         26,678
  Selling and marketing                 13,686         15,264           40,951         43,002
  General and administrative            15,245         11,297           41,932         38,993
  Impairment of goodwill                 9,290              -            9,290              -
                                    ----------     ----------       ----------     ----------
    Total expenses                      69,120         56,898          182,108        179,877
                                    ----------     ----------       ----------     ----------
Operating income                         4,654         12,555           23,405         34,050
                                    ----------     ----------       ----------     ----------

Other income (expense):
  Interest income                          281            404              876          1,044
  Interest expense                        (682)        (1,313)          (2,425)        (4,376)
  Other, net                               225            424             (835)         4,022
                                    ----------     ----------       ----------     ----------
    Total other income (expense)          (176)          (485)          (2,384)           690
                                    ----------     ----------       ----------     ----------

Income before income taxes               4,478         12,070           21,021         34,740
Income tax provision                    (6,331)        (7,066)         (15,809)       (20,528)
                                    ----------     ----------       ----------     ----------
Net income (loss)                   $   (1,853)    $    5,004       $    5,212     $   14,212
                                    ==========     ==========       ==========     ==========


Earnings (loss) per share information:
  Weighted average shares outstanding:
    Basic                               35,571         35,355           35,489         35,303
                                    ==========     ==========       ==========     ==========
    Diluted                             35,707         35,735           35,601         35,576
                                    ==========     ==========       ==========     ==========

  Earnings (loss) per share:
    Basic                           $    (0.05)    $     0.14       $     0.15     $     0.40
                                    ==========     ==========       ==========     ==========
    Diluted                         $    (0.05)    $     0.14       $     0.15     $     0.40
                                    ==========     ==========       ==========     ==========

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